 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

THE DAVEY TREE EXPERT COMPANY
(Exact name of Registrant as specified in its charter)

Ohio	0-11917	34-0176110
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Item 5.  Other Events

On April 13, 2004, the Company received payment of $13,325,950, from Pacific Gas & Electric Company (PG&E) in settlement of allowed claims related to prepetition accounts receivable.

On April 12, 2004, PG&E announced that its plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code became effective and that the holders of record of allowed claims would be paid. Davey Tree was a holder of allowed claims related to prepetition accounts receivable that arose prior to the filing date of PG&E's voluntary bankruptcy petition, April 6, 2001.

PG&E is one of the Company's largest utility customers. Subsequent to the bankruptcy petition date, April 6, 2001, the Company continued to provide services under the terms of its contracts with PG&E. The Company continues to perform services for PG&E and receives payment for post-petition date services performed.

In receiving payment, the $13,325,950 will reduce borrowings outstanding under the Company's revolving credit facility.

PG&E voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 6, 2001. On June 19, 2003, it was announced that Pacific Gas & Electric Corporation ("PG&E Corporation," the parent company of PG&E), the staff of the California Public Utilities Commission ("CPUC"), and PG&E entered into a settlement agreement. Subsequently, PG&E Corporation, PG&E, and the Official Committee of Unsecured Creditors ("OCC"), as co-proponents, filed the settlement agreement with the bankruptcy court.  In December 2003, the CPUC approved the settlement agreement and the bankruptcy court confirmed the plan of reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

Date: April 15, 2004	BY:	/s/ David E. Adante
David E. Adante
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer